AMENDED AND RESTATED

SERIES B WARRANT PURCHASE AGREEMENT

THE WARRANT REPRESENTED BY THIS CERTIFICATE (AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND THE WARRANT MAY NOT BE EXERCISED, EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF, OR AN EXEMPTION UNDER, SUCH ACT.

WARRANT TO PURCHASE FIFTEEN

SHARES OF COMMON STOCK OF

PROBE MANUFACTURING, INC.

This certifies that, for value received, __________________ or its registered assigns (“Holder”), is entitled to purchase from Probe Manufacturing, Inc., a Nevada corporation (the “Company”), 15 shares fully paid and non-assessable shares of the Company’s Common Stock (the “Warrant Shares”) for cash at a price of $0.50 per share, for every unit that they purchased in the Company’s Private Placement Memorandum (the “Stock Purchase Price”), at any time or from time to time up to and including 5:00 p.m. (Pacific time) on May 15, 2010 (the “Expiration Date”), upon surrender to the Company at its principal offices at 25242 Arctic Ocean Drive, Lake Forest, CA 92630 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Notice of Exercise attached hereto duly filled in and signed and, except as provided in Section 2 below, upon payment in cash or by check or wire transfer of the aggregate Stock Purchase Price for the number of Warrant Shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The Stock Purchase Price and the number of Warrant Shares are subject to adjustment as provided in Section 4 below.

This Warrant is subject to the following terms and conditions:

1.  EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SALES

The Company agrees that the Warrant Shares purchased under this Warrant will be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant will have been surrendered and payment made for such shares.  Certificates for the Warrant Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, will be delivered to Holder by the Company at the Company’s expense within five business days after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the Warrant Shares, the Company will cancel this Warrant and execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase to Holder within a reasonable time.  Each stock certificate so delivered will be in such denominations of the Company’s Common Stock as may be requested by Holder and will be registered in the name of Holder.

2.  NET EXERCISE RIGHT

2.1

Right to Net Exercise.  In addition to, and without limiting, the other rights of Holder hereunder, Holder will have the right (the “Net Exercise Right”) to exercise this Warrant in part or in total into Warrant Shares as follows at any time during the term hereof.  Upon exercise of the Net Exercise Right, the Company will deliver to Holder, without payment by Holder of any Stock Purchase Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:

X=Y (A-B)

A

Where:

X=

The number of Warrant Shares to be issued to Holder

Y=

The number of Warrant Shares purchasable pursuant to this Warrant

A=

The Fair Market Value of one Warrant Share as of the Exercise Date

B=

The Stock Purchase Price

2.2

Method of Exercise.  The Net Exercise Right may be exercised by Holder by the surrender of this Warrant to the Company at its principal office, together with a written notice specifying that Holder intends to exercise the Net Exercise Right and indicating the number of Warrant Shares to be acquired upon exercise of the Net Exercise Right.  Such exercise will be effective upon the Company’s receipt of this Warrant, together with the exercise notice, or on such later date as is specified in the exercise notice (the “Exercise Date”) and, at Holder’s election, may be made contingent upon the closing of the Company’s initial public offering of any securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).  Certificates for the Warrant Shares so acquired will be delivered to Holder immediately upon the Exercise Date.  If applicable, the Company will, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of Holder to purchase the balance of the Warrant Shares which Holder is entitled to purchase hereunder.

2.3

Fair Market Value.  The “Fair Market Value” of a Warrant Share as of a particular date means:

(a)  if conversion of the Warrant Shares is effective as of the closing of the Company’s initial public offering of any securities pursuant to a registration statement under the Securities Act, the “price to public” specified for such shares in the final prospectus for such public offering;

(b)  if the shares of the Company’s Common Stock are traded on a national securities exchange or quoted on the National Association of Securities Dealers National Market System, the average of the closing prices for such shares for the five trading days immediately prior to the Exercise Date; however, if the shares of the Company’s Common Stock are traded in another over-the-counter market, then the average of the mean between the bid and asked prices for such five trading days; and

(c)  otherwise, the price as determined in good faith by the Board of Directors of the Company.

2.4

Automatic Exercise.  Notwithstanding the foregoing, if the aggregate value of the cash, stock or other property that Holder would have received if Holder had exercised this Warrant immediately prior to the closing of an Acquisition (as defined below) or an Asset Transfer (as defined below) exceeds the aggregate Stock Purchase Price of the Warrant Shares, then this Warrant shall automatically be deemed exercised, with no notice required by Holder and in lieu of the cash exercise provided for in this Warrant, on a Net Issuance Exercise basis as described in Section 2.1 above.  For purposes of this Section 2.4, the value of such stock or other property will be deemed its fair market value as determined in good faith by the Board of Directors of the Company. As used herein, “Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company.  As used herein, “Asset Transfer” shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

3.  SHARES TO BE FULLY PAID; RESERVATION OF SHARES

The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise or conversion of the subscription rights evidenced by this Warrant, a sufficient number of shares of the Company’s authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise or conversion of the rights represented by this Warrant.  The Company will take all such action as may be necessary to assure that such shares of the Company’s Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the stock may be listed.  The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) if the total number of shares of the Company’s Common Stock issuable after such action upon exercise or conversion of all outstanding warrants, together with all shares then outstanding and all shares then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of the Company’s Common Stock then authorized by the Company’s Articles of Incorporation.

4.  ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES

The Stock Purchase Price and the number of shares purchasable upon the exercise or conversion of this Warrant will be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

4.1

Subdivision or Combination of Stock.  If the Company at any time subdivides the outstanding shares of the Company’s Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision will be proportionately reduced; and conversely, if the Company at any time combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination will be proportionately increased.  Upon each adjustment of the Stock Purchase Price, Holder will thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

4.2

Dividends In Stock, Other Stock Property, Reclassification.  If at any time or from time to time the holders of the Company’s Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefor:

(a)  any shares of the Company’s Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

(b)  any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice); or

(c)  any Common Stock or other or additional stock or other securities or property (including cash) by way of spin-off, split up, reclassification, combination of shares or similar corporate rearrangement; (other than shares of the Company’s Common Stock issued as a stock split, adjustments in respect of which will be covered by the terms of subsection 4.1 above), then and in each such case, Holder will, upon the exercise or conversion of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration thereof, the amount of stock and other securities and property (including cash in the cases referred to this Section 4.2 which Holder would hold on the date of such exercise or conversion had he or it been the holder of record of such Common Stock as of the date on which holders of the Company’s Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

4.3

Organic Change.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) equity securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Holder) to insure that Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place.  In any such case, the Company shall make appropriate provision (in form and substance satisfactory to Holder) with respect to Holder’s rights and interests to insure that the provisions of this Section 4 and Section 3 hereof shall thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Stock Purchase Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Stock Purchase Price in effect immediately prior to such consolidation, merger or sale).  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to Holder), the obligation to deliver to Holder such shares, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to acquire.

4.4

Other Notices.  If at any time:

(a) The Company will declare any cash dividend upon the Company’s Common Stock;

(b) The Company will declare any dividend upon the Company’s Common Stock payable in stock or make any special dividend or other distribution to the holders of the Company’s Common Stock;

(c) The Company will offer for subscription pro rata to the holders of the Company’s Common Stock any additional shares of stock of any class or other rights;

(d) There will be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

(e) There will be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(f) The Company will take or propose to take any other action, notice of which is actually provided to or is required to be provided, pursuant to any written agreement, to holders of the Company’s Common Stock, then, in any one or more of said cases, the Company will give, by first class mail, postage prepaid, addressed to Holder at Holder’s address as shown on the books of the Company, (x) at least 10 days prior written notice of the date on which the books of the Company will close or a record will be taken for such dividends, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same will take place.  Any notice given in accordance with the foregoing clause (x) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of the Company’s Common Stock will be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4.5

Certain Events.  If any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company will make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.  The adjustment will be such as will give Holder upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as Holder would have owned had the Warrant been exercised or converted prior to the event and had he or it continued to hold such shares until after the event requiring adjustment.

5.  ISSUE TAX

The issuance of certificates for shares of the Company’s Common Stock upon the exercise or conversion of this Warrant will be made without charge to Holder for any issue tax in respect thereof; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of any certificate in a name other than that of the original Holder of the Warrant being exercised.

6.  CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of the Company’s Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.  NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY

Nothing contained in this Warrant will be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest will accrue or be payable in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant has been exercised or converted.  No provisions hereof, in the absence of affirmative action by Holder to purchase shares of the Company’s Common Stock, and no mere enumeration herein of the rights or privileges of Holder, will give rise to any liability of Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8.  EXPIRATION

This Warrant will expire at 5:00 PM on the fifth anniversary of the date hereof.

9.

REGISTRATION RIGHTS

Company shall at its own expense, register all warrants issued under this Agreement in the next registration statement filed by the Company.

10.  WARRANTS TRANSFERABLE

Subject to the provisions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed (by Holder executing the Assignment Form annexed hereto).  Each Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, will be deemed negotiable, and that the holder hereof, when this Warrant will have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as transferee hereof on the books of the Company, any notice to the contrary notwithstanding; but, until such transfer on such books, the Company may treat the registered Holder hereof as the Holder hereof for all purposes.

11.  MODIFICATION AND WAIVER

This Warrant and any provision hereof may be amended, waived or modified upon written consent of the Company and Holder.

12.  NOTICES

Any notice or other communication required or permitted to be given or made under this Agreement: (i) will be in writing, (ii) will be delivered by hand delivery, U.S. Mail (certified or registered), Federal Express, UPS, Overnight, Airborne, or other nationally recognized delivery service, fax, or e-mail or other means of electronic transmission, and (iii) will be addressed as follows:

To Holder at:

________________

________________

________________

________________

________________

To the Company at:

Probe Manufacturing, Inc.

25242 Arctic Ocean Drive

 Lake Forest, CA 92630

Attn: Barrett Evans

Fax:  (949) 206-6869

Email:  bevans@probemi.com

or to such other address as such Person may designate by 10 days advance notice to the other parties hereto.

Absent fraud or manifest error, a receipt signed by the addressee or such addressee’s authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax or e-mail confirmation of transmission will constitute proof of delivery.  Any notice actually received by the addressee will constitute delivery notwithstanding the failure to comply with any provisions of this subsection.

A notice delivered by regular or certified U.S. Mail will be deemed to have been delivered on the third business day after such notice’s post-mark.  Any other notice will be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a business day or is after 5:00 p.m. local time on a business day, in which case such notice will be deemed to have been received on the next succeeding business day.

13.  GOVERNING LAW

This Warrant will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California (other than conflict of law rules which might result in the application of the laws of any other jurisdiction).

14.  LOST WARRANTS OR STOCK CERTIFICATES

The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant or any stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

15.  FRACTIONAL SHARES

No fractional shares will be issued upon exercise of this Warrant.  The Company will, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

16.  RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT

The rights and obligations of the Company, of Holder and of the holder of any shares of stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

17.  BINDING EFFECT ON SUCCESSORS

This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.  All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officers, effective as of November 5, 2008.

Probe Manufacturing, Inc.

A Nevada Corporation

By: /s/ Barrett Evans

Name: Barrett Evans

Title: Interim CEO

Table of Contents

  NOTICE OF EXERCISE
    Signature

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To:

PROBE MANUFACTURING, INC.

The undersigned, Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by the Warrant as follows:

[  ]

The undersigned elects to purchase for cash or check _______ full shares of Common Stock of Probe Manufacturing, Inc. and herewith makes payment of $_________ for those shares;

[  ]

The undersigned elects to effect a net exercise of the Warrant, exercising the Warrant [ ] in full or [ ] as to the following gross number of shares: _______________.

The undersigned requests that the certificates for the shares be issued in the name of, and delivered to, __________________________________, whose address is ______________ ____________________________.

[The undersigned further requests that a new Warrant for the unexercised portion of the attached Warrant be issued in the name of, and delivered to, ________________________, whose address is _______________________________________.]

Dated: _________________

(Signature must conform in all respects to name of Holder as specified on the face of the attached Warrant.)

Signature

Address

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock set forth below:

Name of Assignee:

Address:

No. of Shares:

and does hereby irrevocably constitute and appoint _________, attorney-in-fact, to make such transfer on the books of Probe Manufacturing, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:______________________________________________________

Signature of Holder: ___________________________________________